EXHIBIT 23.3

Independent Auditors’ Consent

The Board of Directors

Prime Medical Services, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

/s/ KPMG LLP

Austin, Texas

December 5, 2003